Exhibit 10.9

HUGHES SUPPLY, INC.

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD AGREEMENT

This NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is made as of                      (the “Grant Date”) between HUGHES SUPPLY, INC. a Florida corporation (the “Company”) and                     , a non-employee director of the Company (the “Director”).

Background Information

A. The Board of Directors (the “Board”) and shareholders of the Company previously adopted the Hughes Supply, Inc. 2005 Executive Stock Plan (the “Plan”).

B. Section 8 of the Plan provides that the Compensation Committee of the Board (the “Committee”) shall have the discretion and right to grant Restricted Stock (as defined below) to non-employee directors of the Company, subject to the terms and conditions of the Plan and any additional terms provided by the Committee. The Committee has made a grant of Restricted Stock to the Director as of the Grant Date pursuant to the terms of the Plan and this Agreement.

C. The Director desires to accept the grant of Restricted Stock and agrees to be bound by the terms and conditions of the Plan and this Agreement.

Agreement

1. Restricted Stock. Subject to the terms and conditions provided in this Agreement and the Plan, the Company hereby grants the Director                      (            ) shares of common stock of the Company (the “Restricted Stock”) as of the Grant Date.

2. Vesting. Provided the Director is serving as a director of the Company on the Grant Date, the Director’s rights and interest in the Restricted Stock shall become fully vested and non-forfeitable upon the Grant Date.

3. Tax Payment Upon Vesting. At such time as the Director becomes vested pursuant to Section 2 above in the Restricted Stock, the Director (or his/her personal representative) must satisfy his federal, state and local, if any, withholding taxes imposed by reason of the exercise of the Option. The Director may satisfy this withholding obligation by paying to the Company the full amount of the withholding obligation in cash or check acceptable to the Company. If the Director fails to make such payment of the withholding taxes to the Company within five (5) days after the occurrence of the vesting event (a “Vesting Date”), the Director’s actual number of vested shares of Restricted Stock shall be reduced by the smallest number of whole shares of common stock of the Company which, when multiplied by the fair market value of the common stock on the Vesting Date, is sufficient to satisfy the amount of the withholding tax obligations imposed on the Company by reason of the vesting of the Restricted Stock.

4. Investment Representations. The Director hereby represents, warrants, covenants, and agrees with the Company as follows:

(a) The Restricted Stock being acquired by the Director will be acquired for the Director’s own account without the participation of any other person, with the intent of holding the Restricted Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Restricted Stock and not with a view to, or for resale in connection with, any distribution of the Restricted Stock, nor is the Director aware of the existence of any distribution of the Restricted Stock;

(b) The Director is not acquiring the Restricted Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Restricted Stock but rather upon an independent examination and judgment as to the prospects of the Company;

(c) The Restricted Stock was not offered to the Director by means of publicly disseminated advertisements or sales literature, nor is the Director aware of any offers made to other persons by such means;

(d) The Director is able to bear the economic risks of the investment in the Restricted Stock, including the risk of a complete loss of his/her investment therein;

(e) The Restricted Stock cannot be offered for sale, sold or transferred by the Director other than pursuant to: (A) an effective registration under the Securities Act of 1933 (the “1933 Act”) or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

(f) The Director has, and has had, complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds, and other books and records. Director has examined such of these documents as the Director has wished and is familiar with the business and affairs of the Company. The Director realizes that the acquisition of the Restricted Stock is a speculative investment and that any possible profit therefrom is uncertain;

(g) The Director has had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. The Director has received all information and data with respect to the Company which the Director has requested and which the Director has deemed relevant in connection with the evaluation of the merits and risks of the Director’s investment in the Company;

(h) The Director has such knowledge and experience in financial and business matters that the Director is capable of evaluating the merits and risks of the acquisition of the Restricted Stock hereunder and the Director is able to bear the economic risk of such acquisition; and

(i) The agreements, representations, warranties, and covenants made by the Director herein extend to and apply to all of the Restricted Stock of the Company issued to the Director pursuant to this award. Acceptance by the Director of the certificate representing such Restricted Stock shall constitute a confirmation by the Director that all such agreements, representations, warranties, and covenants made herein shall be true and correct at that time.

5. No Effect on Service. Nothing in the Plan or this Agreement shall confer upon the Director the right to continue in the service of the Company or affect any right which the Company may have to terminate the service of the Director regardless of the effect of such termination of service on the rights of the Director under the Plan or this Agreement.

6. Governing Laws. This Agreement shall be construed and enforced in accordance with the local laws of the State of Florida applicable to agreements to be executed and performed wholly within said state, and shall inure to the benefit of, and be binding upon, the parties hereto and their heirs, personal representatives, successors and assigns. The parties further agree that in any dispute between them relating to this Agreement, exclusive jurisdiction shall be in the trial courts located within Orange County, Florida, any objections as to jurisdiction or venue in such court being expressly waived.

7. Successors. This Agreement shall inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the Company and Director.

8. Notice. Any notice that either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the Chief Financial Officer of the Company, or to the Company (attention of the Chief Financial Officer), at Hughes Supply, Inc., 20 North Orange Avenue, Suite 200, Orlando, Florida 32801, or at any other address as the Company, by notice to the Director, may designate in writing from time to time; to the Director, at the Director’s address as set forth under his signature below, or at any other address as the Director, by notice to the Company, may designate in writing from time to time.

9. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

10. Entire Agreement; Modifications to Agreement. Subject to the terms and conditions of the Plan, which are incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations. The Committee may amend or terminate any (or all) of the provisions of this Agreement at any time prior to the date on which any of the shares of Restricted Stock shall have vested with the Director pursuant to the terms hereof.

11. Headings. Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

12. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

13. Resolution of Disputes. Any determination or interpretation by the Committee shall be final, binding and conclusive on all persons affected thereby.

IN WITNESS WHEREOF, the Company has executed this Agreement as of the Date of Grant set forth above.

HUGHES SUPPLY, INC.

By:
Name:
Title:

Director:

Address:

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